UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2015

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2015, the Board of Directors (the “Board”) of Masimo Corporation (“Masimo”) appointed Mr. Thomas Harkin as a Class II director of Masimo. Mr. Harkin will serve as a member of the Audit Committee, the Compensation Committee and the Nominating, Compliance and Corporate Governance Committee of the Board.
Mr. Harkin, age 76, served as a United States Senator from Iowa from 1985 to January 2015. He retired from the U.S. Senate in January 2015. He served in the United States House of Representatives from 1975 to 1985. Mr. Harkin received a bachelor’s degree in government and economics from Iowa State University and a law degree from The Catholic University of America’s Columbus School of Law.
On December 16, 2015, in connection with his appointment to the Board, Mr. Harkin was granted restricted stock units with respect to 3,385 shares of Masimo’s common stock (the “RSUs”). The RSUs will vest on the one-year anniversary of the date of grant, subject to Mr. Harkin’s continued service with Masimo through the vesting date. As a non-employee director of Masimo, Mr. Harkin is also entitled to receive cash compensation in the amount of $50,000 per year for his service on the Board, $7,500 per year for his service on each Board committee, and reimbursement for his reasonable expenses incurred in connection with attending meetings of the Board and committees thereof and performing his functions and duties as a director.
Masimo will also enter into an indemnity agreement with Mr. Harkin in the same form as its standard form of indemnity agreement with its other directors.
There are no family relationships between Mr. Harkin and any director or executive officer of Masimo and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Harkin has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
On December 17, 2015, Masimo issued a press release announcing the appointment of Mr. Harkin to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) The following item is filed as an exhibit to the Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated December 17, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: December 17, 2015	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)